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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Arden Realty Limited Partnership, a Maryland limited partnership

Arden Realty Finance, Inc., a California corporation

Arden Realty Finance Partnership, L.P., a California limited partnership